Exhibit 99.1

PRESS RELEASE

(For Release on Tuesday, January 4, 2004)

I-Sector Announces Results of Annual Meeting of Stockholders

HOUSTON—(BUSINESS WIRE)—January 4, 2004—I-Sector Corporation (AMEX:ISR — News; “I-Sector,” or the “Company”) announced today the results of its annual meeting of stockholders held Thursday, December 30, 2004 at the Company’s corporate headquarters in Houston, Texas. At the meeting, stockholders voted in favor of both proposals presented in the proxy, including (i) the re-election of three existing directors and the election of one new director and (ii) an amendment to the Company’s Incentive Plan.

Represented at the meeting, either by proxy or in person, were 5,038,567 shares of the common stock of the Company, which constituted 97.32% of the 5,177,154 shares of common stock outstanding and eligible to vote on the record date for the meeting, November 26, 2004.

About I-Sector Corporation:

I-Sector Corporation, headquartered in Houston, Texas (AMEX:ISR — News), is engaged in the area of providing information and communications technology, with a particular focus on Cisco-centric IP Communications solutions. Additional information about I-Sector is available on the Internet at www.I-Sector.com.

Contact:

I-Sector Corporation
James H. Long, Chairman & CEO, 713-795-2000

or

PR Financial Marketing LLC
Jim Blackman, 713-256-0369
jimblackman@prfinancialmarketing.com